UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 10, 2010

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)           Effective March 10, 2010, the Board of Directors appointed David A. Timpe to serve as a director, filling the vacancy resulting from a resignation of an independent director, John Pesicka.  The company’s Board of Directors appointed Mr. Timpe, who is considered an independent director, upon the recommendation of its Corporate Governance and Nominating Committee.  Each of our directors is elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified.  Mr. Timpe has also been appointed to the company’s Corporate Governance and Nominating Committee and the Audit Committee.

Mr. Timpe, age 62, retired in May 2007 after 37 years as an audit partner at Eide Bailly LLP.  Since his retirement, Mr. Timpe has assisted start-up companies with their accounting and business solutions.  Mr. Timpe currently serves as the Interim Chief Financial Officer at Avera Sacred Heart Hospital, a position he has held since October 2009.  Previously he served as the Interim Chief Financial Officer at Sioux Center Community Hospital and Health Center from January 2009 to August 2009.

There are no arrangements or understandings between Mr. Timpe and any other person pursuant to which Mr. Timpe was elected as a director.  There are no transactions in which Mr. Timpe has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Timpe is entitled to receive automatic awards of stock options for the purchase of 2,500 shares of common stock per year under our Amended and Restated Equity Incentive Plan.  Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term.  In addition, our non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter, and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders.  Currently, we do not pay a fee to our Chairman for his services as chairman of our board.  The Chairmen of our Audit Committee and Compensation Committee each receive an additional annual retainer of $5,000.  The Chairman of our Corporate Governance and Nominating Committee receives an additional annual retainer of $2,500.

As previously reported, on March 4, 2010, the Company notified the NASDAQ Stock Market (“NASDAQ”) that the company was in non-compliance with the director independence requirements of NASDAQ Marketplace Rule 5605(b)(1) and the audit committee composition requirements of NASDAQ Marketplace Rule 5605(c)(2)(A) due to an independent director’s resignation.  As a result of the director appointment described above, the Company has regained compliance with these requirements.

ITEM 8.01            OTHER EVENTS

Committee Appointment

On March 10, 2010, Eugene E. McGowan, an independent director, was appointed to serve on the company’s Audit Committee.

Chairmanship

On March 16, 2010, Joel C. Longtin, an independent director, was appointed to serve as the company’s Chairman of the Board of Directors.

Cautionary Statement

We are filing herewith a Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act.  Such Cautionary Statement, which appears as Exhibit 99 to this report, is incorporated by reference in response to this Item 8.01.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: March 16, 2010	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99             Cautionary Statement, dated March 16, 2010.